Gap Inc. Announces CEO Sonia Syngal to Step Down
and the Appointment of Horacio “Haio” Barbeito as President and CEO of Old Navy
Executive Chairman Bob Martin to Serve as Interim Gap Inc. Chief Executive Officer
Company Provides Update on Second Quarter Fiscal 2022

SAN FRANCISCO, July 11, 2022 – Gap Inc. (NYSE: GPS) announced today that president and chief executive officer Sonia Syngal will step down from her position and from the company's Board, departing the company following a brief transition.
“Leading this great company and our 100,000-strong employees since 2020, through unprecedented challenges for our industry, and society, has been an immense honor. Through it all, Gap Inc. and its dedicated teams have seized change as an opportunity, restructured for future growth, crystallized unique brand identities rooted in cultural relevance and fiercely chased transformation,” said Syngal. “With an exceptional and industry-leading CEO for Old Navy now appointed, I am thankful to have the board’s support in stepping down, ushering in a new opportunity for fresh perspective and rejuvenated leadership to carry Gap Inc. forward.
“The company’s co-founders, Doris and Don Fisher, created a lasting and undeniable legacy for Gap Inc. as a company with a heart. It is a home for creatives, innovators, data scientists, operators and customer advocates, to build their careers and break boundaries, just as it enabled me to do the same,” added Syngal.
“My fellow board members and I want to thank Sonia for her steadfast leadership and many contributions to Gap Inc. during her 18 years with us. Most notably, amidst significant global disruption, social unrest and economic instability, Sonia had an immediate impact as Gap Inc. CEO, establishing a clear strategic direction and cultural identity that has united this global enterprise as a force for good with powerful brands poised to stand the test of time,” said Mr. Martin. "While a search is underway, the Board has complete confidence in the formidable leadership team to guide the company through this transition. And I look forward to championing this incredible team as they continue to write Gap Inc.’s next chapter with grit and passion.”
Effective immediately, Bob Martin, the company's current executive chairman of the Board, will serve as Gap Inc. president and chief executive officer on an interim basis. Mayo Shattuck will continue to serve as lead independent director.
Bob Martin is a 40-year industry veteran with extensive retail experience at corporations including Dillard’s Inc. and Walmart where he served as CEO of its International division. He has served on the Gap Inc. Board since 2002, as lead independent director from 2003 to 2015, and as executive chairman since 2020. Mr. Martin brings significant global governance and executive management experience as well.

Horacio Barbeito to Serve as Old Navy President and CEO
The company also announced that Horacio “Haio” Barbeito will join the Gap Inc. Leadership Team as president and chief executive officer of Old Navy, where he will lead the brand in delivering on its unique value proposition, offering style, fit, quality and cultural relevance at jaw-dropping prices. Barbeito will join Old Navy on August 1.

“Haio is a true multi-disciplined retail leader who shares our vision of bringing the democracy of style and service to millions of Old Navy customers, leveraging our greatest assets – our people and our product. We are thrilled for Haio to bring his authentic leadership style to the team, backed by a strong track record of delivering growth through challenging times at complex global organizations,” said Mr. Martin. “Particularly in this environment, Haio’s sincere customer empathy, operational excellence, and passion for product and marketing innovation, will fuel Old Navy’s competitive strengths on its path to $10 billion, rooted in fun, family, fashion and value.”
Barbeito most recently served as President and CEO of Walmart Canada where he led more than 70,000 associates and drove significant growth in the online business. During his 26-year career at Walmart, he served in a variety of leadership roles across merchandising, marketing, supply chain and store operations with global experience in five countries. He has served in CEO roles at Walmart for 10 years, first as President and CEO of Walmart Argentina and Chile before taking the role as CEO of Walmart Canada where he has spearheaded a modernization effort to grow that market’s omnichannel business. He holds a bachelor’s degree from Universidad Argentina Empresa.

Update on Second Quarter Fiscal 2022
The company is expecting net sales in the second quarter fiscal 2022 to decline in the approximately high-single digit range, relatively in-line with its prior expectations.
The company continues to navigate margin headwinds and, as previously communicated, still expects to incur an estimated $50 million of transitory incremental air freight expense in the quarter as well as inflationary costs on raw materials and freight. In addition, it has taken a more aggressive approach to assortment balancing resulting in increased promotional activity during the quarter, which it expects will have a negative impact on gross margin in the quarter.
Furthermore, the company now anticipates second quarter fiscal 2022 adjusted operating margin percentage to be zero to slightly negative.
The company has not completed its quarter closing and review process and the final results for the second quarter fiscal 2022 may differ from the statements made in this press release. The company will be providing further details on its second quarter fiscal 2022 financials as well as its outlook when it reports second quarter fiscal 2022 results on Thursday, August 25.

Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the company’s second quarter fiscal 2022 operating trends and expected financial results, including expected second quarter net sales, expected air freight expense, inflationary costs, promotional activity, expected gross margin, and adjusted operating margin percentage.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following risks, any of which could have an adverse effect on our financial condition, results of operations, and reputation: the overall global economic and geopolitical environment, consumer spending patterns and risks, including consumer demand and spending risks associated with the COVID-19 pandemic; the risk that our estimates regarding consumer demand are inaccurate, or that economic conditions, including global supply chain challenges, worsen beyond what we currently estimate; the risk that additional information may arise during our close process or as a result of subsequent events that would require us to make adjustments to our financial information; the risk that we may be unable to manage our inventory effectively and the resulting impact on our gross margins and sales; the risk that inflation continues to rise, which could increase our expenses and negatively impact consumer demand; the risk that we may be unable to mitigate the impact of global supply chain disruptions on our business and operations and maintain inventory commensurate with consumer demand; the risk that we fail to manage key executive succession and retention and to continue to attract qualified personnel; the risk that global supply chain delays will result in receiving inventory after the applicable selling season and lead to significant impairment charges; the risk that we or our franchisees may be unsuccessful in gauging apparel trends and changing consumer preferences or responding with sufficient lead time; the risk that we fail to maintain, enhance and protect our brand image and reputation; the highly competitive nature of our business in the United States and internationally; the risk that our investments in customer, digital, and omni-channel shopping initiatives may not deliver the results we anticipate; the risks to our business, including our costs and global supply chain, associated with global sourcing and manufacturing; the risk of data or other security breaches or vulnerabilities that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in our security measures; the risk that trade matters could increase the cost or reduce the supply of apparel available to us; the risk of foreign currency exchange rate fluctuations; natural disasters, public health crises (similar to and including the ongoing COVID-19 pandemic), political crises (such as the ongoing conflict between Russia and Ukraine) or other catastrophic events; our failure to comply with applicable laws and regulations and changes in the regulatory or administrative landscape; and reductions in income and cash flow from our credit card arrangement related to our private label and co-branded credit cards and our new credit card arrangement.
Additional information regarding factors that could cause results to differ can be found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2022, as well as our subsequent filings with the Securities and Exchange Commission.
These forward-looking statements are based on information as of July 11, 2022. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc., a collection of purpose-led lifestyle brands, is the largest American specialty apparel company offering clothing, accessories, and personal care products for men, women, and children under the Old Navy, Gap, Banana Republic, and Athleta brands. The company uses omni-channel capabilities to bridge the digital world and physical stores to further enhance its shopping experience. Gap Inc. is guided by its purpose, Inclusive, by Design, and takes pride in creating products and experiences its customers love while doing right by its employees, communities, and planet. Gap Inc. products are available for purchase worldwide through company-operated stores, franchise stores, and e-commerce sites. Fiscal year 2021 net sales were $16.7 billion. For more information, please visit www.gapinc.com.

About Old Navy
Old Navy is a global apparel and accessories brand that makes current American essentials accessible to every family. Originated in 1994, the brand celebrates the democracy of style through on-trend, playfully optimistic, affordable and high-quality products. A division of San Francisco-based Gap Inc. (NYSE: GPS), Old Navy brings a fun, energizing shopping environment to its customers in more than 1,200 stores around the world. For more information, please visit www.oldnavy.com.

Contacts:
Investor Relations
Cammeron Mclaughlin
Investor_relations@gap.com

Media Relations
Adrienne O’Hara
Press@gap.com